                                                      Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       ---------------------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ---------------------------------
                            Texas Utilities Company
             (Exact name of registrant as specified in its charter)

             TEXAS                                       75-0705930
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

             ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS  75201
              (Address of Principal Executive Offices)  (Zip Code)
                       ---------------------------------
                             Employees' Thrift Plan
                                     of the
                         Texas Utilities Company System
                            (Full title of the Plan)
                       ---------------------------------
ROBERT A. WOOLDRIDGE, ESQ.      H. JARRELL GIBBS      ROBERT J. REGER, JR., ESQ.
   Worsham, Forsythe &           Vice President           Reid & Priest LLP
   Wooldridge, L.L.P.             Energy Plaza           40 West 57th Street
   1601 Bryan Street            1601 Bryan Street     New York, New York  10019
  Dallas, Texas  75201        Dallas, Texas  75201          (212) 603-2000
     (214) 979-3000              (214) 812-4600
(Names and addresses of agents for service)   (Telephone numbers, including area
                         codes, of agents for service)
                       ---------------------------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================

                                                            PROPOSED           PROPOSED
                                                            MAXIMUM            MAXIMUM
TITLE OF                               AMOUNT TO        OFFERING PRICE        AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED         BE REGISTERED(1)      PER SHARE(2)     OFFERING PRICE(2)  REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------
Common Stock, without par value      3,000,000 shares       $34.6875        $104,062,500        $35,883.62
==============================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (1933
Act), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated, pursuant to Rule 457(c) of the 1933 Act, solely for the purpose of determining the registration fee (based on the average ($34.6875 per share) of the highest and the lowest sale price of the Company's common stock on the composite tape on June 2, 1995).

================================================================================

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents, which have been filed by Texas Utilities Company (Company) and the Employees' Thrift Plan of the Texas Utilities Company System
(Plan) with the Securities and Exchange Commission (Commission) pursuant to the Securities Exchange Act of 1934, as amended (1934 Act), are incorporated herein by reference:

            1. Annual Report of the Company on Form 10-K for the year ended December 31, 1994.

            2. Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1995.

            3. Current Report of the Company on Form 8-K dated May 19, 1995.

            4. Annual Report of the Plan on Form 11-K for the year ended December 31, 1993.

            5. The description of the Company's common stock contained in a registration statement filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company or the Plan pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. The documents which are incorporated by reference in this registration statement are sometimes hereinafter referred to as the "Incorporated Documents."

       Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       At February 28, 1995, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 47,000 shares of the common stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IX of the Restated Articles of Incorporation of the Company provides as follows:

       "The Corporation shall reimburse or indemnify any former, present or future director, officer or employee of the Corporation, or any person who may have served at its request as a director, officer or employee of another corporation, or any former, present or future director, officer or employee of the Corporation who shall have served or shall be serving as an administrator, agent or fiduciary for the Corporation or for another corporation at the request of the Corporation (and his heirs, executors and administrators) for or against all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, the defense of any action, suit or proceeding in which he may be involved by reason of his being or having been such director, officer or employee, except with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable because he did not act in good faith, or because of dishonesty or conflict of interest in the performance of his duty.

        "No former, present or future director, officer or employee of the Corporation (or his heirs, executors and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith, which is required, authorized or approved by an order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute regulating the Corporation or its subsidiaries, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense, each such director, officer or employee (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described.

        "The foregoing rights shall not be exclusive of other rights to which any such director, officer or employee (or his heirs, executors and administrators) may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring such expenses and liabilities. In furtherance, and not in limitation of the foregoing provisions of this
     Article IX, the Corporation may indemnify and may insure any such persons to the fullest extent permitted by the Texas Business Corporation Act, as amended from time to time, or the laws of the State of Texas, as in effect from time to time."

       Article 2.02-1 of the Texas Business Corporation Act permits the Company, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the Company against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of the Company.


     Section 21 of the Company's bylaws provides as follows:

          "Section 21. Insurance, Indemnification and Other Arrangements. Without further specific approval of the shareholders of the corporation, the corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the corporation or is or was serving another entity at the request of the corporation as a director, officer, employee, agent or otherwise, to the fullest extent permitted by the laws of the State of Texas, including without limitation Art. 2.02-1 of the Texas Business Corporation Act or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person's service in such capacity whether or not the corporation would otherwise have the power to indemnify against any such liability under the Texas Business Corporation Act. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the corporation. No repeal or modification of such laws or this Section 21 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification."

     The Company has entered into agreements with its officers and directors which provide, among other things, for their indemnification by the Company to the fullest extent permitted by Texas law, unless a final adjudication establishes that the indemnitee's acts were committed in bad faith, were the result of active and deliberate dishonesty or that the indemnitee personally gained a financial profit to which the indemnitee was not legally entitled. These agreements further provide, under certain circumstances, for the advancement of expenses and the implementation of other arrangements for the benefit of the indemnitee.

     The Company has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for their liabilities and expenses. Officers and directors of the Company also have insurance which insures them against certain other liabilities and expenses.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

         PREVIOUSLY FILED*
         -----------------
         WITH FILE   AS
EXHIBIT   NUMBER   EXHIBIT
- -------  --------- -------

 4(a)    33-48880   4(a)   -- Restated Articles of Incorporation of Texas
                              Utilities Company.
 4(b)    33-48880   4(b)   -- Bylaws, as amended, of Texas Utilities Company.
 5(a)                      -- Opinion of Reid & Priest LLP.
 5(b)                      -- Opinion of Worsham, Forsythe & Wooldridge, L.L.P.
 15                        -- Letter of Deloitte & Touche LLP regarding
                              unaudited condensed interim financial information.
 23(a)                     -- Independent Auditors' Consent.
 23(b)                     -- Consents of Reid & Priest LLP and Worsham,
                              Forsythe & Wooldridge, L.L.P. are contained in Exhibits 5(a) and 5(b), respectively.
 24                        -- Power of Attorney (see Page II-5 and II-6).
- ----------------
*Incorporated herein by reference.


     Undertaking. The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (IRS) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

  ITEM 9. UNDERTAKINGS.

       (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection
     (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 and each filing of an employee benefit plan's annual report pursuant to
     Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

   EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS HIS/HER ATTORNEY-IN-FACT TO SIGN IN HIS/HER NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH AGENT FOR SERVICE AS ITS ATTORNEY-IN-FACT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.

                                   SIGNATURES

   THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, AND STATE OF TEXAS, ON THE 31ST DAY OF MAY, 1995.

                                        TEXAS UTILITIES COMPANY

                                        BY            /S/ ERLE NYE
                                        ----------------------------------------
                                                  (ERLE NYE, PRESIDENT
                                                  AND CHIEF EXECUTIVE)


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

         SIGNATURE                        TITLE                    DATE
         ---------                        -----                    ----

 /S/         ERLE NYE                PRINCIPAL EXECUTIVE
- ---------------------------------     OFFICER AND DIRECTOR
      (ERLE NYE, PRESIDENT AND
          CHIEF EXECUTIVE)

 /S/      J.S. FARRINGTON            CHAIRMAN OF THE BOARD
- ---------------------------------     AND DIRECTOR
   (J.S. FARRINGTON, CHAIRMAN
           OF THE BOARD)

 /S/    H. JARRELL GIBBS             PRINCIPAL FINANCIAL
- ---------------------------------     OFFICER
(H. JARRELL GIBBS, VICE PRESIDENT)

 /S/     H. DAN FARELL               PRINCIPAL ACCOUNTING
- ----------------------------------    OFFICER
  (H. DAN FARELL, CONTROLLER)

 /S/     JACK W. EVANS
- ----------------------------------   DIRECTOR
        (JACK W. EVANS)
                                                                   MAY 31, 1995
 /S/    BAYARD H. FRIEDMAN
- ----------------------------------   DIRECTOR
       (BAYARD H. FRIEDMAN)

 /S/    WILLIAM M. GRIFFIN
- ----------------------------------   DIRECTOR
       (WILLIAM M. GRIFFIN)

 /S/      KERNEY LADAY
- ----------------------------------   DIRECTOR
         (KERNEY LADAY)

 /S/    MARGARET N. MAXEY
- ----------------------------------   DIRECTOR
       (MARGARET N. MAXEY)

 /S/   JAMES A. MIDDLETON
- ----------------------------------   DIRECTOR
      (JAMES A. MIDDLETON)

 /S/    CHARLES R. PERRY
- ----------------------------------   DIRECTOR
       (CHARLES R. PERRY)

 /S/  HERBERT H. RICHARDSON
- ----------------------------------   DIRECTOR
     (HERBERT H. RICHARDSON)

                               POWER OF ATTORNEY


 THE PLAN HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS ITS ATTORNEY-IN-FACT TO SIGN IN ITS NAME AND BEHALF AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT.


                                   SIGNATURES

 THE PLAN. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE EMPLOYEES' THRIFT PLAN COMMITTEE HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, AND THE STATE OF TEXAS, ON THE 31ST DAY OF MAY, 1995.



                                  EMPLOYEES' THRIFT PLAN OF THE
                                  TEXAS UTILITIES COMPANY SYSTEM


                                  BY  /S/        H. JARRELL GIBBS
                                     ------------------------------------------
                                           (H. JARRELL GIBBS, CHAIRMAN
                                         EMPLOYEES' THRIFT PLAN COMMITTEE)

                                 EXHIBIT INDEX

         PREVIOUSLY FILED*
        ------------------
        WITH FILE     AS
EXHIBIT  NUMBER    EXHIBIT
- ------- ---------  -------

4(a)    33-48880     4(a)    --  Restated Articles of Incorporation of Texas
                                 Utilities Company.

4(b)    33-48880     4(b)    --  Bylaws, as amended, of Texas Utilities Company.

5(a)                         --  Opinion of Reid & Priest LLP.

5(b)                         --  Opinion of Worsham, Forsythe & Wooldridge,
                                 L.L.P.

15                           --  Letter of Deloitte & Touche LLP regarding
                                 unaudited condensed interim financial
                                 information.

23(a)                        --  Independent Auditors' Consent.

23(b)                        --  Consents of Reid & Priest LLP and Worsham,
                                 Forsythe & Wooldridge, L.L.P. are contained in
                                 Exhibits 5(a) and 5(b), respectively.

24                           --  Power of Attorney (see Page II-5 and II-6).
______________
*Incorporated herein by reference.